Exhibit 99.3
* * * * * *
THE MANAGEMENT NETWORK GROUP, INC
PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION
     The following unaudited pro forma condensed combined financial information gives effect to the acquisition of RVA Consulting, LLC (“RVA”) by The Management Network Group, Inc. (“TMNG” or “the Company”), accounted for as a business combination using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the acquired assets and liabilities of RVA have been combined with the recorded values of the assets and liabilities of TMNG in the unaudited pro forma condensed combined financial information. The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based on management’s preliminary valuation. The estimates and assumptions are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation which are not yet finalized relate to the fair value of identifiable intangible assets, certain accrued expenses, deferred tax assets and liabilities, and goodwill. Actual amounts recorded upon finalization of estimates of fair values, including acquisition-related intangible assets, may differ materially from the amounts presented in the accompanying condensed combined pro forma financial information.
     The following unaudited pro forma condensed combined balance sheet as of June 30, 2007 gives pro forma effect to the acquisition of RVA by TMNG as if the acquisition occurred on that date. The TMNG consolidated balance sheet information included in the unaudited pro forma condensed combined balance sheet as of June 30, 2007 was derived from the TMNG unaudited June 30, 2007 condensed consolidated balance sheet included in TMNG’s second quarter 2007 Quarterly Report on Form 10-Q. The RVA balance sheet information included in the unaudited pro forma condensed combined balance sheet as of June 30, 2007 was derived from the RVA unaudited June 30, 2007 balance sheet included elsewhere in this Form 8-K/A.
     The following unaudited pro forma condensed combined statement of operations for the fiscal year ended December 30, 2006 gives pro forma effect to the acquisition of RVA by TMNG as if the acquisition occurred on January 1, 2006, the first day of fiscal year 2006 for TMNG. The TMNG consolidated statement of operations information included in the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 30, 2006 was derived from the TMNG consolidated statement of operations for that year included in TMNG’s 2006 Annual Report on Form 10-K. The RVA statement of operations information included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 was derived from the RVA audited statement of operations for that year included elsewhere in this Form 8-K/A.
     The following unaudited pro forma condensed combined statement of operations for the twenty-six weeks ended June 30, 2007 gives pro forma effect to the acquisition of RVA by TMNG as if the acquisition occurred on January 1, 2006, the first day of fiscal year 2006 for TMNG. The TMNG consolidated statement of operations information included in the unaudited pro forma condensed combined statement of operations for the twenty-six weeks ended June 30, 2007 was derived from TMNG’s consolidated statement of operations for that period included in TMNG’s second quarter 2007 Quarterly Report on Form 10-Q. The RVA statement of operations information included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2007 was derived from the RVA unaudited statements of operations for that period included elsewhere in this Form 8-K/A.
     The following unaudited pro forma condensed combined financial information has been prepared by TMNG management for illustrative purposes only. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the financial position or results of operations in future periods or the results that actually would have been realized had TMNG and RVA been a combined company during the specified periods. The unaudited pro forma condensed combined financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical financial statements of TMNG included in its Form 10-K filed with the SEC on May 14, 2007, and Form 10-Q filed with the SEC on August 14, 2007, and the historical financial statements of RVA included elsewhere in this Form 8-K/A.

THE MANAGEMENT NETWORK GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2007
(Amounts in thousands)

	Historical		Pro Forma		Pro Forma
	TMNG	RVA	Adjustments		Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,992	$7,686	$(3,130	)(e)	$14,548
Short-term investments	20,325	—	(6,625	)(a)	13,700
Receivables:
Accounts receivable	11,361	3,850	—		15,211
Accounts receivable — unbilled	4,866	55	—		4,921

	16,227	3,905	—		20,132
Less: Allowance for doubtful accounts	(530)	—	—		(530)

	15,697	3,905	—		19,602
Prepaid and other current assets	1,668	4,018	(3,945	)(e)	1,741

Total current assets	47,682	15,609	(13,700)		49,591

Property and equipment, net	1,279	375	—		1,654
Goodwill	13,365	—	962	(h)	14,327
Licenses and other identifiable intangible assets, net	7,930	—	5,743	(d)	13,673
Other assets	922	—	(26	)(b)	896

Total Assets	$71,178	$15,984	$(7,021)		$80,141

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$2,391	$48	$158	(b)	$2,597
Accrued payroll, bonuses and related expenses	3,765	1,160	(70	)(e)	4,855
Other accrued liabilities	2,369	163	671	(c)	3,203
Income tax liabilities	1,475	—	—		1,475
Accrued contingent consideration	1,880	—	—		1,880
Deferred revenue	647	5,045	—		5,692
Unfavorable and other lease obligations	666	—	1,394	(g)	2,060

Total current liabilities	13,193	6,416	2,153		21,762

NONCURRENT LIABILITIES:
Deferred income tax liability	2,074	—	—		2,074
Unfavorable and other lease obligations	1,951	—	394	(g)	2,345
Other noncurrent liabilities	508	—	—		508

Total noncurrent liabilities	4,533	—	394		4,927

Commitments and contingencies
STOCKHOLDERS’ EQUITY	53,452	9,568	(9,568	)(e,f)	53,452

Total Liabilities and Stockholders’ Equity	$71,178	$15,984	$(7,021)		$80,141

See notes to pro forma condensed consolidated financial statements.

THE MANAGEMENT NETWORK GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED DECEMBER 30, 2006
(Amounts in thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	TMNG	RVA	Adjustments		Combined

Revenues	$34,013	$13,799	$—		$47,812
Cost of services	17,549	5,083	—		22,632

Gross Profit	16,464	8,716	—		25,180
Operating Expenses:
Selling, general and administrative	28,163	5,134	(2,568	)(i)	30,729
Legal settlement	(31)	—	—		(31)
Goodwill, intangible and long-lived asset impairment	2,074	—	—		2,074
Intangible asset amortization	686	—	3,095	(j)	3,781

Total operating expenses	30,892	5,134	527		36,553

(Loss) income from operations	(14,428)	3,582	(527)		(11,373)
Other income (loss):
Interest income	2,111	—	(352	)(k)	1,759
Other, net	(1)	—	—		(1)

Total other income	2,110	—	(352)		1,758

(Loss) income before income tax provision	(12,318)	3,582	(879)		(9,615)
Income tax provision	(52)	—	—	(l)	(52)

Net (loss) income	$(12,370)	$3,582	$(879)		$(9,667)

Loss per common share Basic and diluted	$(0.35)				$(0.27)

Weighted average shares used in calculation of net loss per common share Basic and diluted	35,699				35,699

See notes to pro forma condensed consolidated financial statements.

THE MANAGEMENT NETWORK GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWENTY-SIX WEEKS ENDED JUNE 30, 2007
(Amounts in thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	TMNG	RVA	Adjustments		Combined

Revenues	$30,233	$14,196	$—		$44,429
Cost of services	16,794	4,633	—		21,427

Gross Profit	13,439	9,563	—		23,002
Operating Expenses:
Selling, general and administrative	13,834	2,983	(1,094	)(i)	15,723
Special Committee investigation	2,348	—	—		2,348
Intangible asset amortization	1,092	—	482	(j)	1,574

Total operating expenses	17,274	2,983	(612)		19,645

(Loss) income from operations	(3,835)	6,580	612		3,357
Other income (loss):
Interest income	798	27	(190	)(k)	635

Total other income (loss)	798	27	(190)		635

(Loss) income before income tax provision	(3,037)	6,607	422		3,992
Income tax provision	(284)	—	—	(l)	(284)

Net (loss) income	$(3,321)	$6,607	$422		$3,708

(Loss) income per common share
Basic	$(0.09)				$0.10

Weighted average shares used in calculation of net loss per common share
Basic	35,741				35,741

Diluted	35,741				35,837

See notes to pro forma condensed consolidated financial statements.

THE MANAGEMENT NETWORK GROUP, INC.
NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
1.	BASIS OF PRESENTATION
     On August 3, 2007, the Company acquired all of the outstanding membership interests of RVA Consulting, LLC (“RVA”) pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”) with the members of RVA. The transaction was valued at a purchase price of approximately $7.3 million in cash, plus potential earn-out consideration based upon performance of RVA after the closing date of up to approximately $2.8 million in cash and approximately $2.4 million in equity (approximately 1.0 million shares of TMNG stock). The potential earn-out payments are considered to be contingent elements of the acquisition that are not recognized until the contingencies have been resolved (i.e. the earn-out targets have been met). Accordingly, the payment of contingent consideration has not been recognized in the allocation of the purchase price to the net assets acquired in the accompanying unaudited pro forma condensed combined financial information. In addition, the Company incurred approximately $0.2 million in transaction costs related to the acquisition.
     TMNG reports its operating results on a 52/53-week fiscal year basis. TMNG’s fiscal year 2006 ended on December 30, 2006 and consisted of 52 weeks made up of four 13 week quarters. RVA reports its operating results on a calendar year basis. The pro forma condensed combined statement of operations for fiscal year 2006 is assumed to be for the fiscal year ended on December 30, 2006, as the difference between the TMNG and RVA year-end dates is not deemed material. The pro forma condensed combined financial statements presented for TMNG and RVA are as of and for the period ended June 30, 2007, the end of each company’s second quarter of fiscal year 2007.
     The acquisition of RVA has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The allocation of the purchase price has been prepared based on preliminary estimates of fair values, including acquired customer lists, customer backlog and employment agreements. We are currently performing an evaluation of the fair value of acquired intangibles. Therefore, actual amounts recorded upon the finalization of estimates of fair values, including acquisition-related intangible assets, may differ materially from the information presented in these unaudited pro forma combined consolidated financial statements. TMNG’s estimates of the fair values of the assets and liabilities of RVA have been combined with the recorded values of the assets and liabilities of TMNG in the unaudited pro forma combined financial information.
The preliminary allocation of the purchase price as of the acquisition date of August 3, 2007 is summarized below (in thousands):

Cash and cash equivalents	$5,642
Accounts receivable	3,141
Other current assets	65
Property, plant and equipment	369
Amortizable intangible assets:
Employment agreements	364
Customer lists	2,086
Customer backlog	3,293
Accounts payable and accrued expenses	(1,113)
Deferred revenue	(4,579)
Other liabilities	(1,788)

$7,480

     The amortizable intangible assets are expected to be amortized on a straight-line basis over their estimated useful lives, which TMNG is currently estimating to be between 12 to 48 months. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if indicators of impairment are present). In the event that TMNG management determines that the goodwill has become impaired, TMNG will incur a charge for the amount of impairment during the period in which the determination is made.

2.	PRO FORMA ADJUSTMENTS (in thousands)
     The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
a.	Adjustment to reflect the short-term investments sold to fund the purchase price in the amount of $6,625.

b.	Purchase accounting adjustment to reflect the total estimated acquisition costs of $184. Included in other current assets were prepaid acquisition costs in the amount of $26, of which the entire amount was paid prior to June 30, 2007. The remaining accrual in the amount of $158 is shown as a pro forma adjustment to other accrued liabilities.

c.	Purchase accounting adjustment to reflect the amount of $671 estimated to be due to RVA members in connection with the purchase price adjustment for final working capital.

d.	Purchase accounting adjustment to reflect the estimated fair value of intangible assets acquired, consisting of employment agreements in the amount of $364, customer lists in the amount of $3,293, and customer backlog in the amount of $2,086. The valuation of identified intangible assets is based on management’s preliminary valuation. The estimates and assumptions are subject to change upon the finalization of an independent valuation.

e.	Purchase accounting adjustment to reflect distributions made to RVA members at the time of closing. Included in the adjustment is an amount of $3,945 which reflects the reclassification of related party receivables to shareholders’ equity as distributions. The $3,130 adjustment to cash and cash equivalents represents cash distributions made at the time of closing. The $70 adjustment to accrued payroll, bonuses and related expenses represents the repayment of a loan to an officer through a reduction of accrued bonus due to the officer.

f.	Purchase accounting adjustment to reflect elimination of members’ equity.

g.	Purchase accounting adjustment to reflect an unfavorable contractual obligation of $1,788 associated with an assumed services agreement as a result of fair valuing the agreement to the market rate at the date of the acquisition. The current and noncurrent amounts are $1,394 and $394, respectively. No deferred taxes have been recorded in the pro forma balance sheet because the Company’s net deferred tax assets are fully offset with valuation allowances.

h.	Purchase accounting adjustment to reflect goodwill equal to the excess of the total purchase price over the fair value of the net assets acquired.

i.	Purchase accounting adjustment to reflect the reduction in selling, general and administrative expenses in the amount of $2,568 for the year ended December 30, 2006 and $1,094 for the twenty-six weeks ended June 30, 2007, associated with the amortization of the unfavorable contractual obligation established as a result of recognizing the difference between the contractual and market values of the services provided under the agreement.

j.	Purchase accounting adjustment to reflect the straight-line amortization of acquired identified intangible assets. The amortization period of the customer backlog is 12 months, the amortization period of the customer lists is 48 months and the amortization period of the employment agreements is 36 months. In accordance with the provisions of FASB Statement No. 142, the goodwill resulting from the acquisition of RVA has not been amortized. The valuation of identified intangible assets is based on management’s preliminary valuation. The estimates and assumptions are subject to change upon the finalization of an independent valuation.

k.	Purchase accounting adjustment to reflect the reduction of interest income associated with the cash consideration of the acquisition.

l.	No current or deferred income tax expense or benefit has been provided for in the pro forma condensed combined statements of operations because any taxable income generated during the pro forma period would have been offset by losses generated by TMNG during the same period or through the use of TMNG’s net operating loss carryforward amounts which have been fully reserved for in TMNG’s consolidated balance sheet.